EXHIBIT 99.3

Granite Construction                                     Broker and Nominee Form
Incorporated                                   Granite Construction Incorporated
                                                                    Common Stock
                                   Dividend Reinvestment and Stock Purchase Plan
                         -------------------------------------------------------
                         This form when completed and signed, should be returned
                                                            to the address below

By Regular Mail:                          By Hand or Overnight Delivery:
----------------                          ------------------------------

The Chase Manhattan Bank                  The Chase Manhattan Bank
C/o ChaseMellon Shareholder Services      ChaseMellon Shareholder Services
P.O. Box 3338                             Overpeck Centre
Hackensack, NJ 07606-1938                 Investment Plan Services
                                          85 Challenger Road
                                          Ridgefield Park, NJ 07660

Instructions:

As provided in the Prospectus dated August 10, 2000 (the "Prospectus") relating to the Granite Construction Incorporated ("Granite") Direct Stock Purchase and Dividend Reinvestment Plan (the "Plan"), this form is to be used only by a broker, bank of other nominee making an optional cash investment under the Plan on behalf of one or more Beneficial Owner(s) (as defined in the Prospectus) whose shares are held in the name of a securities depository.

The broker, bank or other nominee submitting this form hereby certifies that (a) the information contained herein is true and correct as of the date of this form: (b) a current copy of the Prospectus has been delivered to each Beneficial Owner on whose behalf the optional cash investment listed below is being transmitted: and (c) either (i) the amount of the optional cash investment listed below does not exceed $10,000 for each beneficial owner represented or
(ii) this form is accompanied by a completed Request for Waiver form approved by Granite relating to the applicable investment date.

A new Broker and Nominee Form must be completed and submitted each month that an optional cash investment is submitted. For further information about the Plan, please Call 1-888-884-5090
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  Date                                   Title of Account to Which Shares are to
                                         be Credited
--------------------------------       -----------------------------------------
  Name of Depository Participant         Address
  Submitting Payment

--------------------------------       -----------------------------------------
  Participant Number with                Tax I.D. Number
  Depository

--------------------------------       -----------------------------------------
  Contact                                Phone

--------------------------------
  Name of Depository

--------------------------------       -----------------------------------------
  Number of Beneficial Owners            Total Optional Cash Investment Amount
  Represented

  Method of Payment: _____ Check _____ Money Order _____ Other (Specify) _______

  Payment by other than Check or Money Order requires approval of the Plan Administrator.

  Signature:


--------------------------------
  Name of Broker, Bank of other
  Nominee


  By:
         -----------------------
  Name
         -----------------------
  Title:
         -----------------------

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